                                                                     EXHIBIT 1.1





                                 850,000 UNITS(1)



                             2CONNECT EXPRESS, INC.


                             UNDERWRITING AGREEMENT


                                 April   , 1997



Sterne, Agee & Leach, Inc.
As Representative of the several Underwriters named in Schedule I attached hereto
1901 Sixth Avenue North, Suite 2100
Birmingham, Alabama  35203-2675

Gentlemen:

         The undersigned, 2Connect Express, Inc., a Florida corporation (the "Company"), hereby confirms its agreement with Sterne, Agee & Leach, Inc. (individually, "Sterne Agee"), as representative (the "Representative") of the several underwriters named in Schedule I hereto (the "Underwriters"), as follows:

         1.       INTRODUCTION.

                  (a) The Company proposes to issue and sell to the Underwriters 850,000 Units ("Units"), each Unit of which shall consist of three shares of the Company's authorized and unissued common stock, par value $.01 per share (the "Common Stock"), and one Common Stock Purchase Warrant (the "Warrant") as set forth in Schedule 1 hereto and pursuant to the Underwriters' agreement to purchase the Units in Section 3(a) hereof. The Units to be purchased pursuant to
Section 3(a) of this Agreement may be hereinafter referred to as the "Firm Units". Each Warrant is exercisable pursuant to the warrant agreement in substantially the form attached hereto as Exhibit A ("Warrant Agreement") to purchase one share of Common Stock at $3.75 per share at any time during a period of 60 days commencing April__, 1998 (one year from the date of the Company's final prospectus) after which time the Warrants

-------------

(1) Plus an option to purchase up to 127,500 additional units from the Company to cover over-allotments.

will expire and no longer be of any force and effect. Neither the shares of Common Stock nor the Warrants are detachable or separately transferable from the Units until April __, 1998 (one year from the date of the Company's final prospectus).

                  (b) Solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriters a one-time option (the "Over-allotment Option") to purchase from the Company in the aggregate, up to an additional 127,500 Units pursuant to the terms and conditions of Section 3(b) herein. Such Units are hereinafter referred to as the "Option Units."

                  (c) The Company proposes to sell to Sterne Agee, individually and not as Representative, 59,500 warrants (the "Representative's Warrants") to purchase up to an aggregate of 59,500 Units ("Warrant Units") for an aggregate purchase price of $5.95. The Representative's Warrants shall be substantially in the form attached hereto as Exhibit B and as filed as an exhibit to the Registration Statement (as hereinafter defined). The Representative's Warrants and the Warrant Units are hereinafter referred to collectively as the "Representative's Securities."

                  (d) The Company agrees to appoint one individual designated by Sterne Agee at the Closing Date to serve on the Board of Directors of the Company until the next annual meeting of the shareholders of the Company. The Company further agrees to nominate for a vote of the shareholders at each annual meeting of the shareholders of the Company one individual designated by Sterne Agee; provided that, Sterne Agee designate such individual no later than 30 days prior to the proposed distribution by the Company of a proxy statement for the solicitation of proxies in connection with such annual meeting of the shareholders of the Company. The Company further agrees to use its best efforts to solicit the necessary votes of the shareholders in favor of the election of such designee to the Board of Directors of the Company if the Company uses the services of a proxy solicitation firm in connection with such annual meeting.

         2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement on Form SB-2 (File No. 333-15567) with respect to the Units, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and

Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses") and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to Sterne Agee.

         If the registration statement relating to the Units has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if Sterne Agee, on behalf of the Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final from of prospectus). If the registration statement relating to the Units has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if Sterne Agee on behalf of the Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Units as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); PROVIDED, HOWEVER, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of Sterne Agee, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Units (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Units that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of Sterne Agee on behalf of the Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

                  (b) The Commission has not issued an order (a "Stop Order") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Units nor has any such authorities instituted or threatened to institute any proceedings with respect to a Stop Order. In the event a Stop Order is issued by any "blue sky" or securities authority of any jurisdiction, then either the Company or the Representative may abandon the Registration Statement or void this Agreement. The Registration Statement, Preliminary Prospectus and Prospectus and any amendments and supplements thereto have conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Units are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

                  (c) The Company has no subsidiaries as defined in the Regulations. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct is business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the

Company; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; the Company is not in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties may be bound; and the Company is not in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over its properties of which it has knowledge.

                  (d) The Company has all requisite power and authority to execute, deliver, and perform each of this Agreement, the Warrant Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement and the Representative's Warrants. This Agreement, the Warrant Agreement and the Representative Warrants, respectively, have been duly authorized, executed, and delivered by the Company, are, respectively, legal, valid, and binding obligations of the Company, and each are enforceable as to the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, the Warrant Agreement or the Representative's Warrants, except filings under the Act which have been or will be made before the Closing Date. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets is subject, is required for the execution, delivery, or performance of this Agreement, the Warrant Agreement and the Representative's Warrants; and the execution, delivery, and performance of this Agreement, the Warrant Agreement and the Representative's

Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.
                  (e) The Firm Units (and the component Common Stock and Warrants thereof) are validly authorized and, upon the issuance and delivery for payment thereof in accordance with this Agreement and the Warrant Agreement, will be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of shareholders, and the Underwriters will receive good title to the Firm Units (and the component Common Stock and Warrants thereof) purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Option Units (and the component Common Stock and Warrants thereof) are validly authorized and duly and validly reserved for issuance and, upon issuance and delivery for payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the Underwriters will receive good title to the Option Units (and the component Common Stock and Warrants thereof), if any, purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Firm Units and Option Units conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The shares of Common Stock to be issued upon exercise of the Warrants are validly authorized and have been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders and the holders of the Warrants will receive good title to the securities purchased by them upon exercise of the Warrants, free and clear of all liens, security interest, pledges, charges, encumbrances, stockholders agreements and voting trusts.

                  (f) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise (including, but not limited to, any pending or threatened action, suit, claim or proceeding by Communicate! Powerstores, Inc.) which (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or might materially and adversely affect its properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

                  (g) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company as of December 31, 1996 is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Units and the Option Units have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Units or Option Units or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Units except as may be required under the Act or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
                  (h) KPMG Peat Marwick, L.L.P., which has examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 1996 and for the period beginning upon the date of the Company's incorporation on April 19, 1996 until December 31, 1996 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective period to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                  (i) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                  (j) Except as set forth in the Registration Statement and Prospectus, (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights, generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  (k) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of its subsidiaries that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; and all tax liabilities are adequately provided for on the books of the Company.

                  (l) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; and the Company maintains insurance on the life of Marc Fishman in an amount of not less than $5 million.

                  (m) To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, value added resellers, subcontractors, authorized dealers or other distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

                  (n) Other than the potential claim of Two Connect, Inc., a Florida corporation, (a) the Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; (b) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and

(c) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                  (o) The Units and the Common Stock have each been approved for quotation on the Nasdaq SmallCap Market, subject to official notice of issuance.

                  (p) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                  (q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, and (ii) completion of the distribution of the Firm Units, any offering material in connection with the offering and sale of the Firm Units or the Option Units, as the case may be, other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                  (r) The Company has not at any time since its inception (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (s) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units or the component Common Stock and Warrant to facilitate the sale or resale of the Units.

                  (t) Each officer and director of the Company has agreed in writing that such person will not, from the date of the lock-up agreement through a period of 18 months after the effective date of the Registration Statement (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell (including without limitation in a short sale), dispose of, loan, pledge or grant any rights with respect to any Units or any shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, a "Disposition"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (ii) with the prior written consent of Sterne Agee, provided that the foregoing shall not apply to any shares sold to the Underwriters pursuant to the Underwriting Agreement. Following the expiration of the 18 month period, the undersigned may dispose of such Common Stock free of any contractual obligation hereunder. Furthermore, such person will also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such person, except in compliance with this Agreement. The Company has provided to counsel for the Underwriters a complete and accurate list of all security-holders of the Company and the number and type of securities held by each security-holder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and security-holders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or security-holders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Sterne Agee.

                  (u) Except as set forth in the Registration Statement and Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to the best of the Company's knowledge, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                  (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                  (x) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         3. PURCHASE, SALE, AND DELIVERY OF THE STOCK, WARRANTS AND THE REPRESENTATIVE'S WARRANTS.

                  (a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, and, each of the Underwriters, severally and not jointly, agree to purchase from the Company, the Firm Units as set forth opposite the respective names of the Underwriters in Schedule I hereto:

                  Delivery of the definitive certificates for the Firm Units to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters in same-day federal funds by wire transfer to the Company at the offices of Baker & McKenzie, Barnett Tower, Suite 1600, 701 Brickell Avenue, Miami, Florida 33131-2827 (or at such other place as may be agreed upon between the Representative and the Company), at 10:00 A.M., Miami time either (a) on the third (3rd) full business day following the first day that Units are traded on the Nasdaq SmallCap Market, (b) if this Agreement is executed and delivered after 3:30 P.M., Miami time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Units are traded on the Nasdaq

SmallCap Market as the Representative and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 9 hereof), such time and date of payment and delivery being herein called the "Closing Date;" PROVIDED, HOWEVER, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 5(d) hereof, the Representative may, in its sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative. The certificates for the Firm Units (and the component Common Stock and Warrants thereof) to be so delivered will be made available to Sterne Agee at such office or such other location including, without limitation, in New York City, as Sterne Agee may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as Sterne Agee may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representative so elects, delivery of the Firm Units may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

                  (b) The Company hereby grants to the Underwriters the Over-allotment Option to purchase up to 127,500 Units, as may be necessary to cover over-allotments, at the same purchase price per Unit as applicable, to be paid by the several Underwriters to the Company for the Firm Units as provided for in this Section 3 hereof. The Over-allotment Option may be exercised only to cover over-allotments in Units by the Underwriters. The Over-allotment Option may be exercised as to all or any part of the 127,500 Units included therein at any time (but only once) within 45 days after the date the Registration Statement becomes effective. The Underwriters shall not be under any obligation to purchase any Option Units prior to the exercise of such option. The Over-allotment Option may be exercised by the Representative of the several Underwriters, by giving written notice to the Company setting forth the number of Option Units to be purchased from the Company and the date and time for delivery of and payment for such Option Units and stating that the Option Units therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Units. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than five full business days thereafter. In either event, the date so set forth shall not be more than 15 full business days after the date of such notice. The date and time set forth in such notice, or such other time not later than the seventh full business day thereafter as the Representative and the Company may determine, is herein called the "Option Closing Date". Upon exercise of the option, the Company shall become obligated to sell to the Representative for the account of the several Underwriters, and, subject to the terms and conditions herein set forth, the Representative shall become obligated to purchase, for the account of each Underwriter, from the Company, the number of Option Units specified in such notice. The number of Option Units to be purchased for the account of each Underwriter shall bear the same ratio to the total number of Option Units to be purchased for the account of all Underwriters as the total number of Firm Units to be purchased from the Company set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the total number of Firm Units to be purchased by all the Underwriters from the Company, subject in each case to such adjustments as the Representative in its discretion may make so that allocations may be made to each Underwriter in round lot amounts to the extent practicable.

                  (c) The Company hereby agrees to issue and sell to Sterne Agee and/or its designees on the Closing Date the Representative's Warrants to purchase the Warrant Units for an aggregate purchase price of $5.95. Delivery and payment for the Representative's Warrants shall be made on the Closing Date. The Company shall deliver to Sterne Agee, upon payment therefor, certificates representing the Representative's Warrants in the name or names and in such authorized denominations as Sterne Agee may request. The Representative's Warrants shall be exercisable at an initial exercise price equal to $9.90 per Warrant Unit for a period of time commencing on that date which is 11 months after the issuance of the Representative's Warrant and ending on that date on which the Units terminate, 12 months after the date the Registration Statement was declared effective under the Act.

                  (d) It is understood that the Representative may (but shall not be obligated to) make any and all payments required pursuant to this Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Firm Units or any Option Units to be purchased by such Underwriter or Underwriters. Any such payment by the Representative shall relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         4.       OFFERING.

                  (a) After the Registration Statement becomes effective, the several Underwriters intend to offer for sale to the public the Firm Units and the Option Units, if any, which may be sold at the price and upon the terms set forth in the Prospectus.

                  (b) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under the second paragraph and the last two sentences of the third paragraph under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and Sterne Agee, on behalf of the respective Underwriters, represents and warrants to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify Sterne Agee, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to Sterne Agee that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and

Regulations, the Company will provide evidence satisfactory to Sterne Agee that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to Sterne Agee that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify Sterne Agee promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon Sterne Agee's request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Units by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify Sterne Agee of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Units as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Units, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to Sterne Agee a reasonable time prior to the proposed filing thereof or to which Sterne Agee shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement. The Company shall, at its own expense, file such post-effective amendments to the Registration Statement as may be required in order to ensure the existence of a current prospectus with respect to the issuance and resale of the Common Stock issuable upon the exercise of the Warrants and Representative's Warrants (including Warrants contained in the

Warrant Units) for such period as the Warrants and Representative's Warrants shall remain outstanding, subject, however, to the Regulations and policies of the Commission and the staff thereof, and shall, at its own expense, maintain the state securities or blue sky law registrations and qualifications or exemptions therefrom with respect to the Common Stock issued pursuant to the exercise of the Warrants and the Representative's Warrants for such period.

                  (b) The Company will advise Sterne Agee, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  (c) The Company will use its best efforts to qualify the Units for offering and sale under the securities laws of such jurisdictions as Sterne Agee may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Units, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Units shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

                  (d) The Company will deliver without charge to each of the several Underwriters such number of copies of each Preliminary Prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Act or a supplement is filed with the Commission, deliver without charge to the Representative who signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and delivery without charge to each of the several Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Representative may reasonably request for the purposes contemplated by the Act.

                  (e) The Company will make generally available to its security-holders a soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statements (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                  (f) During a period of three (3) years after the date hereof, the Company will furnish to its stockholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants), and will furnish to Sterne, Agee and the other several Underwriters hereunder, (i) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity, and of cash flows of the Company or such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (ii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders, (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), (iv) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared by the Company or any of its subsidiaries, and (v) any additional information of a public nature concerning the Company or its subsidiaries, or its business which Sterne Agee may reasonably request. During such three (3) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and any subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (g) The Company will apply the net proceeds from the sale of the Units being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Unit and, after dissolution of the Unit, its Common Stock.

                  (i) The Company will file Form SR in conformity with the requirements of the Act and the Rules and Regulations.

                  (j) The Company will file timely with the Commission an appropriate form to register the Units and the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") and comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

                  (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                  (l) Prior to the Closing Date or the Option Closing Date, as the case may be, the Company will issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of the Company, or this offering, without the prior consent of the Representative, which consent shall not be unreasonably withheld.

                  (m) Until expiration of the Warrants and Representative's Warrants, the Company will keep reserved sufficient shares of Common Stock for issuance upon exercise of the Warrants and Representative's Warrants (including the Warrants which are a component of the Warrant Units).

                  (n) Use its best efforts to list itself in Moody's OTC Industrial Manual within ten days of the date hereof, and maintain such listing for a period of at least five years from the date hereof.

                  (o) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Underwriters shall terminate this Agreement pursuant to Section 11(b)), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursement of Underwriters' Counsel) incurred by the Underwriters in investigating or preparing to market or marketing any Units.

                  (p) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the opinion of Sterne Agee, the market price of the Units has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from Sterne Agee advising the Company to the effect set forth above, forthwith prepare, consult with Sterne Agee concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to Sterne Agee responding to or commenting on such rumor, publication or event.

                  (q) During a period of ninety (90) days from the effective date of the Registration Statement, the Company will not file a registration statement registering shares under the 2Connect Express, Inc. 1996 Stock Option Plan, the 2Connect Express, Inc. 1996 Directors Stock Option Plan or other employee benefit plan.

                  (r) The Company will not list the Commmon Stock for trading on any national securities exchange, NASDAQ or other interdealer quotation system (all as defined in the Exchange Act) for a period of one year from the date of the Company's final prospectus (the date of the expiration of the Units) without the prior written consent of Sterne Agee.

         6. PAYMENT OF EXPENSES. The Company hereby agrees to pay all expenses (other than fees of counsel of the Underwriters, except as provided in Section 6(c), below), in connection with (a) the preparation , printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement and the Master Agreement Among Underwriters, any Master Selected Dealer Agreement, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (b) the issuance, offer, sale, transfer, and delivery (as applicable) of the Units (and each of the component Common Stock and Warrants thereof), including any transfer or other taxes payable thereon, (c) the qualification of the Units (and each of the component Common Stock and Warrants thereof) under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters, which shall not exceed $10,000 and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (e) any fees relating to the listing of the Units and the Common Stock on Nasdaq SmallCap Market, (f) the cost of printing certificates representing the Units (and the component Common Stock and Warrants thereof), (g) the fees of the transfer agent for the Units and the

Common Stock, and (h) the cost of a Company "roadshow" including, without limitation, expenses associated with presentations of the Company and the preparation of visual materials associated therewith.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Units and the Option Units and Representative's Securities, as provided herein, and the obligation of Sterne Agee to purchase and pay for the Representative's Warrants, each as provided herein, shall be subject, in the discretion of the Representative, to the continuing accuracy in all material respects, of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriters, as of the date hereof and as of the Closing Date (or the Option Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective under the Act not later than 6:00 P.M., Florida local time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative; on or prior to the Closing Date, or the Option Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of the Representative. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

                  (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Units, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in Sterne Agee's sole judgment, is material and adverse and that makes it, in Sterne Agee's sole judgment, impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Prospectus.

                  (d) At the Closing Date and the Option Closing Date, as the case may be, Sterne Agee shall have received the Opinion of Baker & McKenzie, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to the Representative, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                         (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                         (ii) The Company has the corporate power and authority
to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                         (iii) The Company is duly qualified to do business as a
foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                         (iv) The authorized, issued and outstanding capital
stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

                         (v) To the knowledge of such counsel, other than
potential claims by Michael Wilchens relating to the termination from his employment with the Company as its Vice President - Operations, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation, pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, or assets of the Company. To the knowledge of such counsel, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future be reasonably expected to have a material adverse effect upon the operations, business, properties, or assets of the Company, nor is the Company required to take any action in order to avoid any such violation or default.

                         (vi) To the knowledge of such counsel, neither the
Company, nor any other party is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and, to the knowledge of such counsel, each such material contract, agreement, instrument, lease, license, arrangement, or understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable in accordance with its terms.

                         (vii) The Company is not in violation or breach of, or
in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

                         (viii) The Company has all requisite power and
authority to execute, deliver, and perform this Agreement, the Warrant Agreement, and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement and the Representative's Warrants. This Agreement, the Warrant Agreement, and the Representative's Warrant have been duly authorized, executed, and delivered by the Company, are, respectively, legal, valid, and binding obligations of the Company, and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, are enforceable as to the Company in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, the Warrant Agreement or the Representative's Warrants, except filings under the Act which have been made prior to the Closing Date or the Option Closing Date, as the case may be, and consents consisting only of consents under "blue sky" or securities laws in connection with the purchase and the distribution of the Units by the Underwriters. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, the Warrant Agreement, and the Representative's Warrants; and to the knowledge of counsel, the execution, delivery, and performance of this Agreement, the Warrant Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, result in the creation of imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such material contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel, violate or result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, or regulation, or, to the knowledge of such counsel, any order, judgment, or decree binding on the Company to which any of its operations, businesses, properties, or assets are subject.

                         (ix) The Firm Units (and the component Common Stock
and Warrants thereof) to be delivered on the Closing Date as part of the Units are validly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of shareholders. The Option Units (and the component Common Stock and Warrants thereof) to be issued upon exercise by Sterne Agee of any Option Unit to be delivered on the Option Closing Date are validly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of shareholders. The Underwriters will receive good title to the Firm Units and the Option Units (and the component Common Stock and Warrants of the Firm Units and Option Units) purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Firm Units and the Option Units (and the component Common Stock and Warrants of the Firm Units and Option Units) conform in all material respect to the statements relating thereto contained in the Registration Statement or the Prospectus. Shares of Common Stock underlying the

Warrants are validly authorized and have been duly and validly reserved for issuance pursuant to the terms of the Warrant Agreement.

                         (x) The Representative's Warrants have been duly and
validly issued and delivered. The Warrant Units (and the component Common Stock and Warrants thereof) are validly authorized and have been duly and validly reserved for issuance pursuant to the terms of this Agreement and the Representative's Warrants. The Warrant Units (and each of the component Common Stock and Warrants thereof) issuable upon exercise of the Representative's Warrants will be free and clear of all liens, security interest, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Warrant Units (and each of the component Common Stock and Warrants thereof) conform in all material respects to the statements relating thereto contained in the Registration Statement or the Prospectus. Shares of Common Stock underlying the Warrants contained in the Warrant Units are validly authorized and have been duly and validly reserved for issuance pursuant to the terms of the Warrant Agreement associated therewith.

                         (xi) To the knowledge of such counsel, each contract,
agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein, and each contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                         (xii) Insofar as statements in the Prospectus purport
to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects.

                         (xiii) The Company is not an "investment company" as
defined in the Investment Company Act and the rules and regulations thereunder and, if the Company conducts its business as set forth in the Prospectus, will not become an "investment company", and will not be required to be registered under the Investment Company Act.

                         (xiv) The Registration Statement has become effective
under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the Regulations, including the applicable time periods set forth therein, or such filing is not required. To the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened. On that basis of the participation of such counsel in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, such counsel has no knowledge that (other than financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion): (A) the Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto, does not appear on its face to comply as to form in any material respects with the requirements of the Act and the Regulations; (B) the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (c) since the date of effectiveness under the Act or the Registration Statement, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Florida upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to Sterne Agee, as Representative of the Underwriters, and to Underwriters' Counsel.

                  (e) On or prior to the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in
Section 7(d), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Representative may reasonably request.

                  (f) At the Closing Date or the Option Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein no misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Act, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus, (iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental, or other proceeding (formal or informal) or investigation shall be pending, or, to our knowledge threatened or in prospect (or any basis therefor), with respect to the Company or any of its operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs of the Company, and (iv) the Units be quoted upon the Nasdaq SmallCap Market.

                  (g) At the Closing Date and the Option Closing Date, as the case may be, Sterne Agee shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect, among other things, that (i) the conditions set forth in Section 7(a) and 7(f) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all material respects, and (iii) as of the Closing Date or the Option Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior to such time have been fully performed in all material respects.

                  (h) At the time this Agreement is executed and at the Closing Date and the Option Closing Date, as the case may be, Representative shall have received a letter, addressed to the Underwriters, and in form and substance reasonably satisfactory to the Representative, from KPMG Peat Marwick, L.L.P., independent public accountants for the Company, dated the date of delivery:

                           (i) confirming that they are, and during the period
covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the published Regulations and stating that the disclosure under the heading entitled "Experts" in the Registration Statement is correct insofar as it relates to them;

                           (ii) stating that, in their opinion, the financial
statements and the footnotes thereto of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (iii) stating that, on the basis of procedures
(but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Boards of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) the unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus, if any, do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations under the Act or the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or shareholders' equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the December 31, 1996 balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which, in the sole discretion of the Representative, the Representative shall accept, or (C) there was a net decrease in net sales or an increase in total or per share losses of the Company during the period from December 31, 1996 to the date of the latest available monthly financial statements of the Company or to a specified date nor more than five business days prior to the date of such letter, each as compared to the period from inception to December 31, 1996, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which, at the sole discretion of the Representative, the Representative shall accept; and

                         (iv) stating that they have compared specific numerical
data and financial information pertaining to the Company set forth in the Registration Statement (including, but not limited to, the number of shareholders of the Company and the number of issued and outstanding shares of the Common Stock of the Company as of December 31, 1996), which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                  (i) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the securities offered by the Registration Statement and Prospectus shall be reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters the opinion, dated as of the Closing Date and the Option Closing Date, as the case may be, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                  (j) The NASD, upon review of the terms of the public offering of the Stock shall not have objected to the Underwriters' participation in such offering.

                  (k) Prior to or on the Closing Date, the Company shall have entered into the Warrant Agreement and Representative's Warrants with the Representative.
                  (l) Prior to or on the Closing Date, the Company shall have provided to the Representative, or its counsel, copies of the agreements referred to in Section 2(t).

         Any certificate or other document signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the Option Closing Date, as the case may be, is not so fulfilled, the Representative may, on behalf of the several Underwriters, terminate this Agreement or, if the Representative so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of SCHEDULE E OF THE BYLAWS OF THE NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, no misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through Sterne Agee, specifically for use in the preparation thereof and, PROVIDED FURTHER, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Units, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 5(d) hereof.

         The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(c) to the extent, but only to the extent, that such untrue statements or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through Sterne Agee, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

         The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time (no more than fifteen (15) days) after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party or indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provided for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that, except as set forth in Section 8(f) hereof, the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company are responsible for the remaining portion, PROVIDED, HOWEVER, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Units purchased by such Underwriter in excess of the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(e) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriters or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

                  (e) The parties of this Agreement hereby acknowledge that they are sophisticated business persons who are represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

         9.       SUBSTITUTION OF UNDERWRITERS.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Units or Option Units hereunder, and if the number of Firm Units or Option Units to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the aggregate number of Firm Units or Option Units, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                  (b) If such defaults exceed in the aggregate 10% of the number of shares of Firm Units or Option Units, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representative may, in its discretion, arrange to purchase itself or for another party or parties to purchase such shares of Firm Units or Option Units, as the case may be, to which such default relates on the terms contained herein. If the Representative does not arrange for the purchase of such Firm Units or Option Units, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Firm Units and Option Units, as the case may be, then the

Company shall be entitled to a further period of three business days within which to procure another party or parties reasonably satisfactory to the Representative to purchase Firm Units or the Option Units, as the case may be, on such terms. If the Representative or the Company does not arrange for the purchase of Firm Units or the Option Units, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by the Representative or by the Company without liability on the part of the Company (except that the provisions of Sections 5(a)(1), 6, 8, 10 and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a default Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

                  (c) If the Firm Units or Option Units to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a reasonable period but in any event not more than seven business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Firm Units or the Option Units, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Firm Units and Option Units actually purchased by it as a result this Section 9.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and the Option Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, any Underwriter or any indemnified person, or by, or on behalf of, the Company, or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Units and the Option Units, if any, to the several Underwriters. In addition, the provisions of Sections 5(a)(1), 6, 8, 10,

11 and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or the Option Closing Date. Notwithstanding anything in the second sentence of Section 6 hereof to the contrary, and in addition to the obligations assumed by the Company pursuant to the first sentence of Section 6 hereof, if the offering should be terminated, the Company shall be liable to the Underwriters only for out-of-pocket expenses incurred by the Underwriters in connection with this Agreement or the proposed offer, sale, and delivery of the Firm Units, Option Units and the Representative's Warrants.

         11.      EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

                  (a) This Agreement shall become effective at the earlier of
(i) 9:30 A.M., New York City local time, on the first full business day following the day on which the Registration Statement becomes effective under the Act or (ii) the time of the initial public offering of any of the Units by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by Sterne Agee, for publication, of the first newspaper advertisement relating to the Units, or the time at which the Units are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Section 5(p), Section 6 and Section 8, by giving the notice indicated in Section 11(c) before the time this Agreement becomes effective under this Section 11(a).

                  (b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, the Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or the Option Closing Date, as the case may be, by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to the Option Closing Date, by giving notice to the Company in the event of the following: (i) if any domestic or international event, act, or occurrence has materially and adversely disrupted, or, in the reasonable opinion of the Representative, will in the immediate future materially and adversely disrupt, the securities markets; or
(ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the reasonable opinion of the Representative, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Units or the Option Units, as the case may be; or (viii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof, or (ix) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Representative believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the market for the Common Stock; or (x) if there shall have been such material and adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the reasonable judgment of the Representative makes it inadvisable to proceed with the offering, sale, and delivery of the Firm Units or the Option Units, as the case may be, on the terms contemplated by the Prospectus.
                  (c) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7 of this Agreement or this Section 11, the Representative shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify he Representative promptly by telephone, telex, or telegram, confirmed by letter.

                  (d) Notwithstanding anything herein to the contrary, if this Agreement shall not become effective by reason of the election of the Company pursuant to Section 11(a) or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement of this Agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to the first sentence of Section 6, will be to reimburse the several Underwriters for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Firm Units, Option Units and Representative's Warrants, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Representative for the respective accounts of the Underwriters up to a maximum reimbursement of $75,000. Anything in this Agreement to the contrary notwithstanding other than Section 11(e), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the several Underwriters other than for obligations assumed by the Company pursuant to Section 6.

                  (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a)(1), 6, 8, 10 and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to such Underwriter, c/o Sterne, Agee & Leach, Inc., 1901 Sixth Avenue North, Suite 2100, Birmingham, Alabama 35203-2675, Attention: James S. Holbrook, Jr., with a copy to Burr & Forman LLP, 3100 SouthTrust Tower, 420 North Twentieth Street, Birmingham, Alabama 35203, Attention: William K. Holbrook, Esq., or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, 2 Connect Express, Inc., 1700 NW 65th Avenue, Plantation, Florida 33113, Attention: Marc
P. Fishman, President, with a copy to Baker & McKenzie, Barnett Tower, Suite 1600, 701 Brickell Avenue, Miami, Florida 33131-2827, Attention: Andrew Hulsh, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         13. PARTIES. Sterne Agee represents that it is authorized to act as Representative on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by Sterne Agee on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters and the Company and the persons and entities referred to in
Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Units or the Option Units), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

         14. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         15. CONSENT TO JURISDICTION. The Company irrevocably consents to the jurisdiction of the courts of the State of Alabama and of any federal court located in such state in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 12.

         16. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

         If the foregoing correctly sets forth the understandings between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                Very truly yours,

                                                2CONNECT EXPRESS, INC.

                                                By:
                                                    ---------------------------
                                                    Marc D. Fishman, President

ACCEPTED as of the date first above
written in Boca Raton, Florida

STERNE, AGEE & LEACH, INC.*

By:
    -----------------------------------
    James S. Holbrook, Jr., President

*On behalf of itself and the other several
Underwriters named in Schedule I hereto

                                   SCHEDULE I



                                                                    TOTAL
                                                                   NUMBER
                                                                  OF UNITS
                                                                    TO BE
         Underwriter                                              PURCHASED
         -----------                                              ---------
Sterne, Agee & Leach, Inc. .....................................   850,000
                                                                   -------

         Total .................................................   850,000
                                                                   =======

                                    EXHIBIT A








                                WARRANT AGREEMENT

                                    EXHIBIT B









                       REPRESENTATIVE'S WARRANT AGREEMENT